Exhibit 10.8

SIXTH AMENDMENT TO

AGREEMENT FOR SALE AND PURCHASE OF PROPERTY

This Sixth Amendment to Agreement for Sale and Purchase of Property (the “Amendment”) is made and entered into effective as of the 3rd day of August, 2010, by and between DAKOTA HILL PROPERTIES, A TEXAS LIMITED PARTNERSHIP (“Seller”), and KBS REALTY ADVISORS, LLC, a Delaware limited liability company (“Buyer”).

A.        Buyer and Seller entered into that certain Agreement for Sale and Purchase of Property dated as of the 31st day of March, 2010, that certain First Amendment to Agreement for Sale and Purchase of Property dated as of May 25, 2010, that certain Second Amendment to Agreement for Sale and Purchase of Property dated as of June 10, 2010, that certain Third Amendment to Agreement for Sale and Purchase of Property dated as of July 2, 2010, that certain Fourth Amendment to Agreement for Sale and Purchase of Property dated as of July 12, 2010, and that certain Fifth Amendment to Agreement for Sale and Purchase of Property dated as of July 15, 2010 (collectively, the “Agreement”). Capitalized terms used but not defined in this Amendment shall have the meanings assigned to such terms in the Agreement. Subject to the terms set forth in the Agreement, Buyer has agreed to purchase the Property from Seller.

B.        Buyer and Seller desire to and hereby amend the Agreement on all of the terms, provisions and conditions contained herein.

In consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.        Buyer’s 3-14 Audit. The following is hereby added as Section 6.6 to the Agreement:

“6.6    Buyer’s 3-14 Audit. Buyer has informed Seller that Buyer is required by law to complete, with respect to certain matters relating to the Property, an audit commonly known as a “3-14 Audit” (“Buyer’s 3-14 Audit”). In connection with the Buyer’s 3-14 Audit, Seller shall cause representatives from Seller’s property management company who are knowledgeable about the Property and its records and operations to be made available to Buyer for interviews regarding the Property. In addition, Seller shall use good faith efforts to promptly deliver to Buyer’s auditors written answers to the questions set forth below as items j), k), l) and m) and, in addition, the 3-14 Audit items listed in this Section 6.6 below to the extent such are prepared and/or retained in Seller’s ordinary course of business. Further, Seller shall use good faith efforts to promptly deliver to Buyer such additional documentation requested by Buyer or its auditors based on the initial findings of the Buyer’s 3-14 Audit as necessary to complete the Buyer’s 3-14 Audit. Except for those documents which are listed on Exhibit 2 to this Agreement, the items listed below delivered in connection with Buyer’s 3-14 Audit shall not be Due Diligence Documents and such shall be expressly excluded from any of Seller’s representations and/or warranties set forth in Section 7 of this Agreement.

Documents and information required for Buyer’s 3-14 Audit:

General:

☐	a)

Property operating statements for the most recent full calendar year and for the current year to date, with break out in quarterly intervals. Example: for a property purchased 4/15/10,

     o    statements for quarter ended 3/31/09, 6/30/09, 9/30/09, 12/31/09, 3/31/10

     o    if not included on quarterly reports, YTD 12/31/09

     o    YTD 2010

☐	b)	Trial balance o for most recent full calendar year o as of the current date
☐	c)	General ledger (all activity for designated period, all general ledger accounts) o for most recent full calendar year o for the current year to date
☐	d)	Bank Statements and Bank Reconciliations o as of prior year end (12/31/09 for 4/15/10 acquisition) o 2 months of current year (01/31/10 and 02/28/10) o most recent quarter end (3/31/10)

REVENUES:

☐	e)

Access to the following for the most recent full calendar year (e.g. 2009) and for the current year to date (e.g. 2010):

o    Lease files

o    Straight line rent calculation, with support, if applicable

o    Ledgers for residents occupying units

o    Detailed receivables listing for all delinquent and prepaid

o    Security deposit detail

o    Listing of concessions/discounts given

o    Listing of write-offs

o    Schedule of misc revenues (parking, vending, etc.) and related support

      (agreements, copy of receipts, etc.)

☐	f)	Rent roll reflecting beginning & ending term, rental rate & any additional charges provided per terms of lease, for each current resident
☐	g)	Year end Rent Rolls for the last five years

Expenses:

☐	h)	Access to the following for the most recent full calendar year and for the current year to date:

o    Invoices

o    Check copies

o    Property tax bills

o    Insurance statements

o    Insurance policies

o    Management fee agreement

o    Management fee calculation

o    Agreements with Contractors

o    Utility bills

o    Service contracts

☐	i)	Check register for current year

Note: support should cover entire prior and current year - e.g. if insurance policy is from July-June and acquisition date is 4/15/10, include policy for July 2008-June 2009, July 2009-June 2010, and July 2010-June 2011.

Background Questions (Provide written answers):

☐	j)	What basis of accounting is used: Cash, Tax, Accrual, Historical GAAP? Historical GAAP is preferred.
☐	k)	Have property financial statements been audited?
☐	l)	If audited by what firm?
☐	m)	Have audits been performed for the most recent full calendar year?

In addition, Seller shall deliver the following to Buyer not later than ten (10) business days after the Closing Date and such obligation shall survive the Closing:

☐ ☐	n) o)	YTD income statement for the current year (to Closing Date); Income statement from the last full quarter prior to closing date;
☐	p)	Trial balance as of the Closing Date; and
☐	q)	YTD general ledger for the current year (to Closing Date).”

2.         Buyer’s Conditions. The following is hereby added to the end of Section 9.1(c) of the Agreement:

“and the documents and information necessary to complete Buyer’s 3-14 Audit (other than the items n), o), p) and q) listed in Section 6.6, which are to be delivered post-Closing). The results of the Buyer’s 3-14 Audit are not a condition to Buyer’s obligation to purchase the Property and proceed to Closing under this Agreement, and, as a matter of clarification, the condition set forth in this Section 9.1(c) as it relates to the Buyer’s 3-14 Audit is only that Seller shall have prior to the Closing Date delivered the materials necessary for completion of the Buyer’s 3-14 Audit.”

3.         Confidentiality. The following is hereby added to the end of Section 6.5 of the Agreement:

“Further notwithstanding the foregoing, nothing contained herein shall impair Buyer’s (or its permitted assignee’s) right to disclose information relating to this Agreement, the Transaction Information or the Property (a) to any due diligence representatives and/or consultants that are engaged by, work for or are acting on behalf of, any securities dealers and/or broker dealers evaluating Buyer, its constituent owners or its permitted assignees, (b) in connection with any filings (including any amendment or supplement to any Form S-11 Registration Filing) with governmental agencies (including the Securities and Exchange Commission) by any real estate investment trust (“REIT”) holding an interest (direct or indirect) in Buyer or in any permitted assignee of Buyer, and (c) to any broker/dealers in the REIT’s broker/dealer network and any of the REIT’s investors.”

4.         Assignment. The following is hereby added to the end of Section 17.2 of the Agreement:

    “In addition to the foregoing, for purposes of this Section 17.2, “Affiliate” shall also mean KBS Capital Advisors LLC and KBS Legacy Partners Dakota Hill LLC. Buyer may assign this Agreement to an Affiliate in accordance with the terms of this Section 17.2 and any of Buyer’s assignees may assign this Agreement to an Affiliate one or more times prior to Closing.”

5.         General Provisions. This Amendment is integrated into and made a part of the Agreement. Except as specifically otherwise specifically provided herein, all other terms and conditions of the Agreement, as hereby amended, are ratified and confirmed and shall remain unchanged and in full force and effect. In the event of any conflict between this Amendment and the Agreement, the terms and conditions of this Amendment shall govern and control. Seller and Buyer have obtained any and all necessary consents and/or approvals prior to executing this Amendment. This Amendment may be executed in multiple counterparts, which when taken together shall constitute one and the same instrument. Executed counterparts of this Amendment transmitted by facsimile or email shall bind the party so signing with the same effect as though the signature were an original signature.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first written above.

Seller:

DAKOTA HILL PROPERTIES, A TEXAS LIMITED PARTNERSHIP
By:	DAKOTA IRET, Inc., a Texas corporation, its general partner

	By:	/s/ Thomas A. Wentz, Jr.
Print Name: Thomas A. Wentz, Jr.
Print Title: Vice President

	By:	/s/ Michael A. Bosch
Print Name: Michael A. Bosch
Print Title: Secretary

Buyer:

KBS REALTY ADVISORS, LLC, a Delaware limited liability company

By: /s/ Charles J. Schreiber, Jr.
Print Name: Charles J. Schreiber, Jr.
Print Title: Chief Executive Officer